EXHIBIT 99.1

Oxford Announces Fiscal 2017 Third Quarter Results

--Achieves Significant Year-Over-Year Growth in Sales and Earnings--
--Third Quarter GAAP EPS of $0.06; Adjusted EPS of $0.17--
--Narrows Full-Year GAAP EPS Guidance Range to $3.23 - $3.38 and Full-Year Adjusted EPS to $3.55 - $3.70--

ATLANTA, Dec. 05, 2017 (GLOBE NEWSWIRE) -- Oxford Industries, Inc. (NYSE:OXM) today announced financial results for its fiscal 2017 third quarter ended October 28, 2017.  Consolidated net sales in the third quarter of fiscal 2017 increased 6% to $236.0 million compared to $222.3 million in the third quarter of fiscal 2016. Earnings on a GAAP basis were $0.06 per share in the third quarter of fiscal 2017 compared to a loss of $0.10 in the same period of the prior year.  On an adjusted basis, earnings were $0.17 per share in the third quarter of fiscal 2017 compared to a loss of $0.07 in the third quarter of fiscal 2016.

Thomas C. Chubb III, Chairman and CEO, commented, “We are proud of our third quarter results.  Our dynamic portfolio of strong lifestyle brands delivered solid year-over-year growth on both the top and bottom lines.  A modest negative impact to earnings from the recent hurricanes was offset by some favorable tax benefits recognized in the quarter. More importantly, we are well-positioned for opportunities created by the emerging optimism among consumers during this holiday market.”

Mr. Chubb concluded, “The positive momentum that resulted in a 4% increase in comparable store sales in the third quarter gives us confidence that we can continue to drive growth in the fourth quarter. Our brands have excellent plans centered on compelling product and innovative marketing campaigns that we believe will set us apart in this highly competitive and promotional holiday season.”

Consolidated Operating Results

Consolidated net sales in the third quarter of fiscal 2017 increased 6% year-over-year to $236.0 million, led by meaningful increases at Lanier Apparel, Lilly Pulitzer and Southern Tide.  Net sales at Tommy Bahama were 2% lower than the prior year’s third quarter, with increases in all full price direct to consumer channels offset by lower year-over-year sales in its off-price direct to consumer channels.

Gross profit in the third quarter increased 6% to $125.2 million compared to $118.1 million in the same period of the prior year. Gross margin in the third quarter of fiscal 2017 was flat with last year at 53.0% compared to 53.1% in the prior year. On an adjusted basis, gross margin expanded 60 basis points to 53.7% compared to 53.1% in the prior year.

In the third quarter of fiscal 2017, SG&A improved to 53.9% of net sales or $127.1 million compared to 54.6% or $121.4 million in the prior year’s third quarter. The increase in SG&A was primarily due to incremental costs associated with operating additional retail stores and increased incentive compensation.

For the third quarter of fiscal 2017, royalties and other operating income were in line with the prior year at $3.0 million compared to $3.1 million in the third quarter of fiscal 2016.

Operating income in the third quarter of fiscal 2017 was $1.1 million compared to an operating loss of $0.3 million in the same period of the prior year. On an adjusted basis, operating income was $3.8 million compared to $0.2 million in the third quarter of fiscal 2016.

Interest expense for the third quarter of fiscal 2017 was flat with last year at $0.7 million.

Tax expense in the third quarter of fiscal 2017 benefited from $0.8 million of discrete items, which had a meaningful impact on the effective tax rate due to lower earnings in the third quarter, which is historically the Company’s smallest quarter.

The Company estimates Hurricanes Harvey and Irma resulted in lost sales and earnings per share of approximately $2 million and $0.05, respectively.

Balance Sheet and Liquidity

Inventory turns improved on an inventory decrease of 7% to $127.3 million at October 28, 2017 from $136.4 million at the end of the third quarter of fiscal 2016.  The Company believes that inventories in each operating group are appropriate to support future sales and a sustained solid gross margin.

As of October 28, 2017, the Company had $72.1 million of borrowings outstanding under its $325 million revolving credit agreement compared to $142.4 million at the end of the third quarter of fiscal 2016, with the decrease attributable to strong cash flow from operations.  The Company ended the quarter with $204.6 million of unused availability under its credit agreement.

Fiscal Year 2017 Outlook

For the full year fiscal 2017, the Company now expects GAAP earnings per share to be between $3.23 and $3.38. Adjusted earnings per share are expected to be between $3.55 and $3.70. This compares to fiscal 2016 earnings on a GAAP basis of $3.27 per share and, on an adjusted basis, $3.30 per share. The Company expects net sales to grow to between $1.08 billion to $1.095 billion as compared to fiscal 2016 net sales of $1.023 billion.

The Company’s effective tax rate for fiscal 2017 is expected to be approximately 37%, comparable to the fiscal 2016 rate. Full year interest expense is estimated to be approximately $3.0 million.

Capital expenditures in fiscal 2017, including $26.4 million in the first nine months of fiscal 2017, are expected to be approximately $40 million, primarily reflecting investments in information technology initiatives, new retail stores and restaurants, and investments to remodel and relocate existing retail stores.

Dividend

The Company also announced that its Board of Directors has approved a cash dividend of $0.27 per share payable on February 2, 2018 to shareholders of record as of the close of business on January 19, 2018. The Company has paid dividends every quarter since it became publicly owned in 1960.

Conference Call

The Company will hold a conference call with senior management to discuss its financial results at 4:30 p.m. ET today. A live web cast of the conference call will be available on the Company’s website at www.oxfordinc.com. A replay of the call will be available through December 19, 2017 by dialing (412) 317-6671 access code 8291220.

About Oxford

Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama®, Lilly Pulitzer® and Southern Tide® lifestyle brands.  Oxford also produces certain licensed and private label apparel products. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Basis of Presentation

All financial results and outlook information included in this release, unless otherwise noted, are from continuing operations and all per share amounts are on a diluted basis. The results from the Ben Sherman business, which was sold on July 17, 2015, are reflected as discontinued operations for all periods presented.  Fiscal 2017, which ends February 3, 2018, is a 53-week year with the extra week included in the fourth quarter.

Non-GAAP Financial Information

The Company reports its consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement these consolidated financial results, management believes that a presentation and discussion of certain financial measures on an adjusted basis, which exclude certain non-operating or discrete gains, charges or other items, may provide a more meaningful basis on which investors may compare the Company’s ongoing results of operations between periods.  These measures include adjusted earnings, adjusted earnings per share, adjusted gross profit, adjusted gross margin, adjusted SG&A and adjusted operating income, among others. Management uses these non-GAAP financial measures in making financial, operational and planning decisions to evaluate the Company’s ongoing performance. Management also uses these adjusted financial measures to discuss its business with investment and other financial institutions, its board of directors and others.  Reconciliations of these adjusted measures to the most directly comparable financial measures calculated in accordance with GAAP are presented in tables included at the end of this release.  These reconciliations present adjusted operating results information for certain historical and future periods.

Safe Harbor

This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, competitive conditions, which may be impacted by evolving consumer shopping patterns; the impact of economic conditions on consumer demand and spending for apparel and related products, particularly in light of general economic uncertainty; demand for our products; timing of shipments requested by our wholesale customers; expected pricing levels; retention of and disciplined execution by key management; the timing and cost of store openings and of planned capital expenditures; weather; changes in international, federal or state tax, trade and other laws and regulations, including the impact of potential federal tax reform in the United States; costs of products as well as the raw materials used in those products; costs of labor; acquisition and disposition activities; expected outcomes of pending or potential litigation and regulatory actions; access to capital and/or credit markets; our ability to timely recognize our expected synergies from any acquisitions we pursue; and factors that could affect our consolidated effective tax rate such as the results of foreign operations or stock based compensation. Forward-looking statements reflect our expectations at the time such forward-looking statements are made, based on information available at such time, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 28, 2017 under the heading "Risk Factors" and those described from time to time in our future reports filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made.  We disclaim any intention, obligation or duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact: Anne M. Shoemaker
Telephone: (404) 653-1455
Fax: (404) 653-1545
E-mail: InvestorRelations@oxfordinc.com

Oxford Industries, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par amounts)
(unaudited)
	October 28, 2017	October 29, 2016
ASSETS
Current Assets
Cash and cash equivalents	$6,077	$5,351
Receivables, net	73,724	68,492
Inventories, net	127,301	136,383
Prepaid expenses	27,619	29,558
Total Current Assets	$234,721	$239,784
Property and equipment, net	191,038	195,799
Intangible assets, net	175,057	185,957
Goodwill	63,443	51,053
Other non-current assets, net	24,250	22,882
Total Assets	$688,509	$695,475

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$59,230	$53,144
Accrued compensation	24,434	18,181
Other accrued expenses and liabilities	30,542	26,358
Liabilities related to discontinued operations	3,709	—
Total Current Liabilities	$117,915	$97,683
Long-term debt	72,131	142,425
Other non-current liabilities	73,487	69,176
Deferred taxes	16,829	13,643
Liabilities related to discontinued operations	972	3,279
Commitments and contingencies
Shareholders’ Equity
Common stock, $1.00 par value per share	16,833	16,773
Additional paid-in capital	134,561	129,762
Retained earnings	260,809	228,016
Accumulated other comprehensive loss	(5,028)	(5,282)
Total Shareholders’ Equity	$407,175	$369,269
Total Liabilities and Shareholders’ Equity	$688,509	$695,475

Oxford Industries, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Third Quarter Fiscal 2017	Third Quarter Fiscal 2016	First Nine Months Fiscal 2017	First Nine Months Fiscal 2016
Net sales	$235,960	$222,308	$793,032	$761,539
Cost of goods sold	110,784	104,254	342,477	327,225
Gross profit	$125,176	$118,054	$450,555	$434,314
SG&A	127,091	121,442	393,193	374,379
Royalties and other operating income	3,039	3,061	10,123	10,433
Operating income (loss)	$1,124	$(327)	$67,485	$70,368
Interest expense, net	683	716	2,355	2,505
Earnings (loss) from continuing operations before income taxes	$441	$(1,043)	$65,130	$67,863
Income taxes	(631)	555	24,172	25,408
Net earnings (loss) from continuing operations	$1,072	$(1,598)	$40,958	$42,455
Earnings from discontinued operations, net of taxes	—	—	—	—
Net earnings (loss)	$1,072	$(1,598)	$40,958	$42,455

Net earnings (loss) from continuing operations per share:
Basic	$0.06	$(0.10)	$2.47	$2.57
Diluted	$0.06	$(0.10)	$2.45	$2.55
Earnings from discontinued operations, net of taxes, per share:
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net earnings (loss) per share:
Basic	$0.06	$(0.10)	$2.47	$2.57
Diluted	$0.06	$(0.10)	$2.45	$2.55
Weighted average shares outstanding:
Basic	16,618	16,531	16,591	16,516
Diluted	16,735	16,531	16,710	16,635
Dividends declared per share	$0.27	$0.27	$0.81	$0.81

Oxford Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	First Nine Months Fiscal 2017	First Nine Months Fiscal 2016
Cash Flows From Operating Activities:
Net earnings	$40,958	$42,455
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	29,779	29,070
Amortization of intangible assets	1,733	1,744
Equity compensation expense	4,616	5,332
Amortization of deferred financing costs	317	586
Deferred income taxes	3,376	6,008
Changes in working capital, net of acquisitions and dispositions:
Receivables, net	(17,227)	(2,204)
Inventories, net	17,017	10,118
Prepaid expenses	(2,713)	(6,510)
Current liabilities	(14,217)	(33,229)
Other non-current assets, net	(241)	(717)
Other non-current liabilities	1,880	654
Cash provided by operating activities	$65,278	$53,307
Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(5,055)	(94,960)
Purchases of property and equipment	(26,357)	(40,144)
Other investing activities	—	(2,029)
Cash used in investing activities	$(31,412)	$(137,133)
Cash Flows From Financing Activities:
Repayment of revolving credit arrangements	(199,765)	(339,560)
Proceeds from revolving credit arrangements	180,387	438,010
Deferred financing costs paid	—	(1,430)
Proceeds from issuance of common stock	1,071	993
Repurchase of equity awards for employee tax withholding liabilities	(2,206)	(1,868)
Cash dividends declared and paid	(13,641)	(13,590)
Cash (used in) provided by financing activities	$(34,154)	$82,555
Net change in cash and cash equivalents	$(288)	$(1,271)
Effect of foreign currency translation on cash and cash equivalents	33	299
Cash and cash equivalents at the beginning of year	6,332	6,323
Cash and cash equivalents at the end of the period	$6,077	$5,351
Supplemental disclosure of cash flow information:
Cash paid for interest, net	$2,098	$2,067
Cash paid for income taxes	$19,536	$26,103

Oxford Industries, Inc.
Reconciliations of Certain Non-GAAP Financial Information
(in millions, except per share amounts)
(unaudited)
AS REPORTED	Third Quarter Fiscal 2017	Third Quarter Fiscal 2016	% Change	First Nine Months Fiscal 2017	First Nine Months Fiscal 2016	% Change
Tommy Bahama
Net sales	$123.9	$126.0	(1.6)%	$484.0	$472.8	2.4%
Gross profit	$74.3	$73.9	0.5%	$289.4	$280.9	3.0%
Gross margin	60.0%	58.7%		59.8%	59.4%
Operating income (loss)	$(5.9)	$(7.1)	17.7%	$32.1	$26.8	19.9%
Operating margin	(4.7)%	(5.7)%		6.6%	5.7%
Lilly Pulitzer
Net sales	$59.2	$52.3	13.2%	$192.0	$186.8	2.8%
Gross profit	$32.9	$30.3	8.7%	$121.7	$119.4	1.9%
Gross margin	55.5%	57.8%		63.3%	63.9%
Operating income	$5.0	$6.2	(20.3)%	$43.6	$49.6	(12.1)%
Operating margin	8.4%	11.9%		22.7%	26.6%
Lanier Apparel
Net sales	$43.1	$35.1	22.9%	$84.3	$81.2	3.8%
Gross profit	$13.2	$9.4	39.7%	$26.4	$23.1	13.9%
Gross margin	30.6%	26.9%		31.3%	28.5%
Operating income	$5.6	$3.7	53.2%	$6.7	$6.6	0.9%
Operating margin	13.0%	10.5%		7.9%	8.1%
Southern Tide
Net sales	$9.2	$8.7	6.1%	$31.3	$19.3	NM
Gross profit	$4.9	$3.2	52.9%	$15.8	$7.5	NM
Gross margin	53.0%	36.8%		50.7%	39.1%
Operating income (loss)	$1.0	(0.5)	NM	$3.8	$(0.4)	NM
Operating margin	11.0%	(5.4)%		12.0%	(2.2)%
Corporate and Other
Net sales	$0.5	$0.3	NM	$1.4	$1.5	NM
Gross profit	$(0.1)	$1.2	NM	$(2.7)	$3.4	NM
Operating loss	$(4.6)	$(2.6)	(76.4)%	$(18.7)	$(12.2)	(52.6)%
Consolidated
Net sales	$236.0	$222.3	6.1%	$793.0	$761.5	4.1%
Gross profit	$125.2	$118.1	6.0%	$450.6	$434.3	3.7%
Gross margin	53.0%	53.1%		56.8%	57.0%
SG&A	$127.1	$121.4	4.7%	$393.2	$374.4	5.0%
SG&A as % of net sales	53.9%	54.6%		49.6%	49.2%
Operating income (loss)	$1.1	$(0.3)	NM	$67.5	$70.4	(4.1)%
Operating margin	0.5%	(0.1)%		8.5%	9.2%
Earnings (loss) from continuing operations before income taxes	$0.4	$(1.0)	NM	$65.1	$67.9	(4.0)%
Net earnings (loss) from continuing operations	$1.1	$(1.6)	NM	$41.0	$42.5	(3.5)%
Net earnings (loss) from continuing operations per diluted share	$0.06	$(0.10)	NM	$2.45	$2.55	(3.9)%
Weighted average shares outstanding - diluted	16.7	16.5	1.2%	16.7	16.6	0.5%
ADJUSTMENTS
LIFO adjustments included in Corporate and Other(1)	$0.5	$(1.0)		$3.7	$(2.3)
Inventory step-up charges included in Southern Tide(2)	$—	$1.0		$—	$2.1
Inventory step-up charges included in Lilly Pulitzer(3)	$1.1	$—		$1.1	$—
Amortization of Tommy Bahama Canadian intangible assets(4)	$0.4	$0.4		$1.1	$1.1
Amortization of Southern Tide intangible assets(5)	$0.1	$0.2		$0.2	$0.4
Amortization of Lilly Pulitzer Signature Store intangible assets (6)	$0.1	$—		$0.1	$—
Transaction expenses associated with Southern Tide acquisition included in Corporate and Other(7)	$—	$—		$—	$0.8
Transaction expenses associated with Lilly Pulitzer Signature Store acquisitions included in Lilly Pulitzer(8)	$0.6	$—		$0.6	$—
Distribution center integration charges included in Southern Tide(9)	$—	$—		$—	$0.5
Impact of income taxes(10)	$(0.9)	$—		$(2.2)	$(0.5)
Adjustment to net earnings from continuing operations(11)	$1.8	$0.5		$4.6	$2.0

	Third Quarter Fiscal 2017	Third Quarter Fiscal 2016	% Change	First Nine Months Fiscal 2017	First Nine Months Fiscal 2016	% Change
AS ADJUSTED
Tommy Bahama
Net sales	$123.9	$126.0	(1.6)%	$484.0	$472.8	2.4%
Gross profit	$74.3	$73.9	0.5%	$289.4	$280.9	3.0%
Gross margin	60.0%	58.7%		59.8%	59.4%
Operating income (loss)	$(5.5)	$(6.8)	18.9%	$33.2	$27.9	19.1%
Operating margin	(4.4)%	(5.4)%		6.9%	5.9%
Lilly Pulitzer
Net sales	$59.2	$52.3	13.2%	$192.0	$186.8	2.8%
Gross profit	$34.0	$30.3	12.3%	$122.7	$119.4	2.8%
Gross margin	57.4%	57.8%		63.9%	63.9%
Operating income	$6.7	$6.2	7.7%	$45.4	$49.6	(8.6)%
Operating margin	11.3%	11.9%		23.6%	26.6%
Lanier Apparel
Net sales	$43.1	$35.1	22.9%	$84.3	$81.2	3.8%
Gross profit	$13.2	$9.4	39.7%	$26.4	$23.1	13.9%
Gross margin	30.6%	26.9%		31.3%	28.5%
Operating income	$5.6	$3.7	53.2%	$6.7	$6.6	0.9%
Operating margin	13.0%	10.5%		7.9%	8.1%
Southern Tide
Net sales	$9.2	$8.7	6.1%	$31.3	$19.3	NM
Gross profit	$4.9	$4.2	16.6%	$15.8	$9.7	NM
Gross margin	53.0%	48.2%		50.7%	50.1%
Operating income	$1.1	0.7	60.5%	$4.0	2.5	NM
Operating margin	11.8%	7.8%		12.7%	13.1%
Corporate and Other
Net sales	$0.5	$0.3	NM	$1.4	$1.5	NM
Gross profit	$0.4	$0.2	NM	$1.0	$1.1	NM
Operating loss	$(4.1)	$(3.6)	(13.4)%	$(14.9)	$(13.7)	(8.5)%
Consolidated
Net sales	$236.0	$222.3	6.1%	$793.0	$761.5	4.1%
Gross profit	$126.7	$118.0	7.4%	$455.4	$434.2	4.9%
Gross margin	53.7%	53.1%		57.4%	57.0%
SG&A	$126.0	$120.9	4.2%	$391.2	$371.7	5.3%
SG&A as % of net sales	53.4%	54.4%		49.3%	48.8%
Operating income	$3.8	$0.2	NM	$74.3	$72.9	1.9%
Operating margin	1.6%	0.1%		9.4%	9.6%
Earnings (loss) from continuing operations before income taxes	$3.1	$(0.5)	NM	$72.0	$70.4	2.2%
Net earnings (loss) from continuing operations	$2.9	$(1.1)	NM	$45.6	$44.5	2.6%
Net earnings (loss) from continuing operations per diluted share	$0.17	$(0.07)	NM	$2.73	$2.67	2.2%

	Third Quarter Fiscal 2017	Third Quarter Fiscal 2017	Third Quarter Fiscal 2016	First Nine Months Fiscal 2017	First Nine Months Fiscal 2016
	Actual	Guidance(12)	Actual	Actual	Actual
Net earnings (loss) from continuing operations per diluted share:
GAAP basis	$0.06	$0.04 - $0.14	$(0.10)	$2.45	$2.55
LIFO adjustments(13)	0.02	0.00	(0.04)	0.14	(0.08)
Inventory step-up charges(14)	0.04	0.00	0.04	0.04	0.08
Amortization of recently acquired intangible assets(15)	0.03	0.03	0.03	0.08	0.08
Transaction expenses and integration costs for recent acquisitions(16)	0.02	0.02	0.00	0.02	0.05
As adjusted(11)	$0.17	$0.09 - $0.19	$(0.07)	$2.73	$2.67

	Fourth Quarter Fiscal 2017	Fourth Quarter Fiscal 2016	Fiscal 2017	Fiscal 2016
	Guidance(17)	Actual	Guidance(17)	Actual
Net earnings (loss) from continuing operations per diluted share:
GAAP basis	$0.77 - $0.92	$0.72	$3.23 - 3.38	$3.27
LIFO adjustments(13)	0.00	(0.13)	0.14	(0.22)
Inventory step-up charges(14)	0.00	0.02	0.04	0.10
Amortization of recently acquired intangible assets(15)	0.03	0.02	0.11	0.10
Transaction expenses and integration costs for recent acquisitions(16)	0.02	0.00	0.04	0.04
As adjusted(11)	$0.82 - $0.97	$0.63	$3.55 - $3.70	$3.30

(1) LIFO adjustments included in Corporate and Other represent the impact on cost of goods sold resulting from LIFO accounting adjustments.
(2) Inventory step-up charges included in Southern Tide represent the impact of purchase accounting adjustments resulting from the step-up of inventory at acquisition of the Southern Tide business. These charges are included in cost of goods sold in Southern Tide.
(3) Inventory step-up charges included in Lilly Pulitzer represent the impact of purchase accounting adjustments resulting from the step-up of inventory at acquisition related to Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. These charges are included in cost of goods sold in Lilly Pulitzer.
(4) Amortization of Tommy Bahama Canadian intangible assets represents the amortization related to the intangible assets acquired as part of the Tommy Bahama Canada acquisition. Amortization of Canadian intangible assets are included in SG&A in Tommy Bahama.
(5) Amortization of Southern Tide intangible assets represents the amortization related to the intangible assets acquired as part of the Southern Tide acquisition. Amortization of Southern Tide intangible assets are included in SG&A in Southern Tide.
(6) Amortization of Lilly Pulitzer Signature Store intangible assets represents the amortization related to the intangible assets acquired as part of Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. Amortization of Lilly Pulitzer intangible assets are included in SG&A in Lilly Pulitzer.
(7) Transaction expenses associated with Southern Tide acquisition included in Corporate and Other represents the transaction costs associated with the Southern Tide acquisition. These expenses are included in SG&A in Corporate and Other.
(8) Transaction expenses associated with Lilly Pulitzer Signature Store acquisitions included in Lilly Pulitzer represents the transaction costs associated with Lilly Pulitzer's acquisition of certain Lilly Pulitzer Signature Stores. These transaction expenses for acquisition are included in SG&A in Lilly Pulitzer.
(9) Distribution center integration charges included in Southern Tide represent the impact resulting from the one-time charges related to transitioning Southern Tide's distribution center functions during the Second Quarter of Fiscal 2016.
(10) Impact of income taxes represents the estimated tax impact of the above adjustments based on the applicable estimated effective tax rate on current year earnings in the respective jurisdiction, before any discrete items.
(11) Amounts in columns may not add due to rounding.
(12) Guidance as issued on August 31, 2017.
(13) LIFO adjustments represent the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from LIFO accounting adjustments. No estimate for future LIFO accounting adjustments are reflected in the guidance for any period presented.
(14) Inventory step-up charges represent the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from inventory step-up charges related to the Southern Tide acquisition in Fiscal 2016 and Lilly Pulitzer's acquisition of certain Signature Stores in Fiscal 2017.
(15) Amortization of recently acquired intangible assets represents the impact, net of income taxes, on net earnings from continuing operations per diluted share resulting from the amortization of intangible assets acquired as part of the Tommy Bahama Canada, Southern Tide and Lilly Pulitzer Signature Store acquisitions.
(16) Transaction expenses and integration costs for recent acquisitions represents the impact, net of income taxes, on net earnings from continuing operations per diluted share relating to transaction expenses and integration costs incurred principally with the Fiscal 2016 Southern Tide and Fiscal 2017 Lilly Pulitzer Signature Store acquisitions, as applicable, which includes costs associated with distribution center integration, consulting and transition fees and other amounts paid to third parties.
(17) Guidance as issued on December 5, 2017.

Comparable Store Sales Change
The Company's disclosures about comparable store sales include sales from its full-price stores and e-commerce sites, excluding sales associated with e-commerce flash clearance sales. Prior period comparable store sales changes are as previously disclosed.
	Q1	Q2	Q3	Q4	Full Year
Tommy Bahama
Fiscal 2017	5%	4%	5%	—%	—%
Fiscal 2016	(13)%	7%	(6)%	(3)%	(3)%
Fiscal 2015	8%	3%	(5)%	2%	3%
Lilly Pulitzer
Fiscal 2017	(7)%	(6)%	(1)%	—%	—%
Fiscal 2016	1%	(1)%	12%	2%	2%
Fiscal 2015	20%	41%	27%	13%	27%

Retail Location Count
	Beginning of Year	End of Q1	End of Q2	End of Q3	End of Q4
Tommy Bahama
Fiscal 2017
Full-price	111	112	111	111	—
Retail-restaurant	17	17	17	18	—
Outlet	40	40	39	38	—
Total	168	169	167	167	—
Fiscal 2016
Full-price	107	109	111	113	111
Retail-restaurant	16	16	16	16	17
Outlet	41	41	41	41	40
Total	164	166	168	170	168

Lilly Pulitzer
Fiscal 2017
Full-price	40	41	50	57	—
Fiscal 2016
Full-price	34	34	37	39	40